Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of First National Corporation of our report dated March 31, 2021, relating to the consolidated financial statements of First National Corporation, which appear in the Annual Report on Form 10-K of First National Corporation for the year ended December 31, 2020.

We also consent to the reference to our Firm under the caption “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ YOUNT, HYDE & BARBOUR, P.C.

Winchester, Virginia
December 17, 2021